CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of AIM Investment Securities Funds (Invesco Investment Securities Funds) of

i.

our report dated September 27, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Government Cash Reserves Fund’s Annual Report on Form N-CSR for the year ended July 31, 2019.

ii.

our report dated April 29, 2019, relating to the financial statements and financial highlights, which appears in Invesco Government Money Market Fund’s Annual Report on Form N-CSR for the year ended February 28, 2019.

iii.

our report dated October 29, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Limited-Term Bond Fund’s Annual Report on Form N-CSR for the year ended August 31, 2019.

iv.

our report dated April 29, 2019, relating to the financial statements and financial highlights, which appears in Invesco Short Term Bond Fund’s Annual Report on Form N-CSR for the year ended February 28, 2019.

v.

our report dated November 27, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Limited-Term Government Fund’s Annual Report on Form N-CSR for the year ended September 30, 2019.

vi.

our report dated September 27, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Ultra-Short Duration Fund’s Annual Report on Form N-CSR for the year ended July 31, 2019.

vii.

our report dated April 29, 2019, relating to the financial statements and financial highlights, which appears in Invesco Real Estate Fund’s Annual Report on Form N-CSR for the year ended February 28, 2019.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 24, 2020